Exhibit 99(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our reports dated December 21, 2023, relating to the financial statements and financial highlights, which appear in Annual Reports of Disciplined Value Series, Equity Series, Overseas Series, Pro-Blend® Conservative Term Series, Pro-Blend® Extended Term Series, Pro-Blend® Maximum Term Series, Pro-Blend® Moderate Term Series and Rainier International Discovery Series on Form N-CSR for the year ended October 31, 2023 and of our reports dated February 16, 2024, relating to the financial statements and financial highlights, which appear in Annual Reports of Callodine Equity Income Series, Core Bond Series, Credit Series, Diversified Tax Exempt Series, High Yield Bond Series, Real Estate Series and Unconstrained Bond Series on Form N-CSR for the year ended December 31, 2023 (or, for Callodine Equity Income Series, period from October 23, 2023 through December 31, 2023). We also consent to the references to us under the headings “Financial Statements”, “Transfer Agent, Dividend Disbursing Agent, Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 28, 2024